EXHIBIT 24

POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints T. Kevin Dunnigan, John P. Murphy and J. N. Raines, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, to sign the Annual Report on Form 10-K of Thomas & Betts Corporation for its fiscal year ended December 29, 2002, and any and all amendments and exhibits thereto, and to file the same and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act necessary to be done as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ T. KEVIN DUNNIGAN T. Kevin Dunnigan	Chairman, Chief Executive Officer and Director	March 11, 2003

/s/ ERNEST H. DREW Ernest H. Drew	Director	March 4, 2003

/s/ JEANANNE K. HAUSWALD Jeananne K. Hauswald	Director	March 1, 2003

/s/ DEAN JERNIGAN Dean Jernigan	Director	March 7, 2003

/s/ RONALD B. KALICH, SR. Ronald B. Kalich, Sr.	Director	March 3, 2003

/s/ ROBERT A. KENKEL Robert A. Kenkel	Director	March 4, 2003

/s/ KENNETH R. MASTERSON Kenneth R. Masterson	Director	March 3, 2003

/s/ JOHN P. MURPHY John P. Murphy	Senior Vice President — Chief Financial Officer	March 11, 2003

/s/ JEAN-PAUL RICHARD Jean-Paul Richard	Director	March 3, 2003

/s/ JERRE L. STEAD Jerre L. Stead	Director	March 4, 2003

/s/ WILLIAM H. WALTRIP William H. Waltrip	Director	March 3, 2003